Filed Pursuant to Rule 424(b)(5)

Registration No. 333-222046

SUBJECT TO COMPLETION, DATED JULY 21, 2020

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 22, 2017)

Shares of Common Stock

We are offering              shares of our common stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “CASI”. The last reported sale price of our common stock on July 20, 2020 was $2.18 per share.

 Investing in our securities involves a high degree of risk. See “Risk Factors,” beginning on page S-5 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds to us (before expenses)	$	$

(1) See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $ , and the total proceeds to us, before expenses, will be $ .

Certain insiders, including our Chief Executive Officer, may purchase shares in this offering at the public offering price and on the same terms as the other purchasers in this offering. We have agreed to pay the underwriters a commission of 3% of the gross proceeds raised from certain such insiders, as opposed to 6% of the gross proceeds raised in the offering from other investors. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering. See “Underwriting” for more information.

Delivery of the shares of common stock is expected to be made on or about , 2020.

Sole Book-Running Manager

Oppenheimer & Co.

Co-Manager

Brookline Capital Markets

a division of Arcadia Securities, LLC

Table of Contents

Prospectus Supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated December 22, 2017, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-29 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100.0 million, of which this offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

S-iii

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INDUSTRY AND MARKET DATA

We may from time to time provide estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this prospectus and the documents incorporated by reference into this prospectus. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-5 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file from time to time.

Unless the context otherwise requires, all references in this prospectus to “CASI,” “we,” “us,” “our,” “the Company” or similar words refer to CASI Pharmaceuticals, Inc., together with our consolidated subsidiaries. EVOMELA® (melphalan for Injection), ZEVALIN® (ibritumomab tiuxetan), and MARQIBO® (vincristine sulfate LIPOSOME injection) are proprietary to Acrotech Biopharma LLC and its affiliates.

Company Overview

We are a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world. We are focused on acquiring, developing and commercializing products that augment our hematology oncology therapeutic focus as well as other areas of unmet medical need. We intend to execute our plan to become a leader by launching medicines in the greater China market leveraging our China-based regulatory and commercial competencies and our global drug development expertise. Our operations in China are conducted through our wholly-owned subsidiary, CASI Pharmaceuticals (China) Co., Ltd. (“CASI China”), which is located in Beijing, China. We have built a commercial team of over 70 hematology and oncology specialists based in China.

In August 2019, we launched our first commercial product, EVOMELA® (Melphalan for Injection). In China, EVOMELA is approved for use as a conditioning treatment prior to stem cell transplantation in the multiple myeloma setting. Other core hematology/oncology assets in our pipeline include:

•	An autologous CD19 CAR-T investigative product (CNCT19) being developed by Juventas Cell Therapy Ltd (“Juventas”) as a treatment for patients with B-cell acute lymphoblastic leukemia (“B-ALL”) and B-cell non-Hodgkin lymphoma (“B-NHL”) for which we have exclusive commercialization rights. We expect Juventas to complete its Phase 1 study of CNCT19 and initiate its registration trials in the first quarter of 2021.

•	CID-103, an anti-CD38 monoclonal antibody being developed for the treatment of patients with multiple myeloma. We intend to initiate the Phase 1 study of CID-103 in the first quarter of 2021.

•	ZEVALIN® (Ibritumomab Tiuxetan), a CD20-directed radiotherapeutic antibody, that is approved in the U.S. to treat patients with non-Hodgkin lymphoma (“NHL”). We intend to begin the China registration study of ZEVALIN in 2021.

Other assets in our pipeline for which we have exclusive rights in China are Octreotide Long Acting Injectable (“LAI”), for which we plan to begin the China registration study in 2020, and Thiotepa novel formulation, for which we plan to begin the China registration study in 2021. Octreotide LAI formulations, which are approved in various European countries, are considered a standard of care for the treatment of acromegaly and the control of symptoms associated with certain neuroendocrine tumors. Thiotepa is a conditioning treatment for allogeneic haemopoietic stem cell transplants (“EMA”).

Overview of Our Pipeline

Our oncology assets also include China rights to (i) LAI microsphere formulation indicated for the treatment of certain symptoms associated with particular neuroendocrine cancers and acromegaly, and (ii) a novel formulation of thiotepa, which has multiple potential therapeutic uses and a long history of established use in the hematology/oncology setting, both of which are being developed for import registration and market approval in China.

We intend to continue to pursue building a robust pipeline of drug candidates for development and commercialization in China as our primary market and, if rights are available, for the rest of the world. For in-licensed products, we use a market-oriented approach to identify pharmaceutical candidates that we believe have the potential for gaining widespread market acceptance, either globally or in China, and for which development can be accelerated under our drug development strategy. Our strategy focuses on product candidates with proven targets or product candidates that have low clinical risk.

China Market Overview

We believe the China operations offer a significant market and growth potential due to the extraordinary increase in demand for high quality medicine coupled with regulatory reforms in China that facilitate the entry of new pharmaceutical products into the country. We launched commercial sales of EVOMELA in August 2019. We estimate that the potential patient pool in China could range from 12,000 to 18,000 patients. For the year ended December 31, 2019, we generated $4.1 million in revenues from sales of EVOMELA. For the three months ended March 31, 2020, we recognized an additional $3.4 million of revenues. Although we expect that revenues will be lower for the quarter ended June 30, 2020 due to the impact of COVID-19 on supply chain and a recent change in manufacturers, we anticipate that revenues will begin to grow again in the third and fourth quarters of 2020.

Through our collaboration with Juventas, we have the potential to be among first to locally develop, manufacture, and commercialize a non-imported CD19 CAR-T therapy in China, at substantially less cost than imported therapies. We believe that the potential patient pool for CNCT19 in China could range from approximately 39,000 to 51,000 patients (including patients with CD19-positive relapsed refractory ALL and CD19-positive relapsed refractory invasive NHL).

Recent Developments

Estimated Financial Data as of June 30, 2020

We estimate that, as of June 30, 2020, we had approximately $44.9 million of cash and cash equivalents. This amount is unaudited and preliminary. Our financial closing and review procedures for the quarter ended June 30, 2020 are not yet complete. The completion of financial closing and review procedures could result in changes to the amount, and this amount does not present all information necessary for an understanding of our financial condition as of June 30, 2020. The preliminary financial data included in this prospectus supplement is based on information available to management as of the date of this prospectus supplement and is subject to completion by management of our financial statements as of and for the quarter ended June 30, 2020. There can be no assurance that our cash and cash equivalents as of June 30, 2020 will not differ from these estimates, including as a result of quarter-end closing and any such changes could be material. Complete quarterly results will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Corporate Information

Our principal offices are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, and our telephone number is (240) 864-2600. Additional information concerning us can be found in our periodic filings with the Securities and Exchange Commission (“SEC”), which are available on our website at http://www.casipharmaceuticals.com and on the SEC’s website at www.sec.gov. The information on our website is not deemed to be part of this prospectus.

THE OFFERING

Common stock offered by us	shares.
Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters’ option to purchase additional shares is exercised in full).
Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to advancing our product portfolio, acquiring the rights to new product candidates and general and administrative expenses. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol	CASI
Insider participation	Certain insiders, including our Chief Executive Officer, may purchase shares in this offering at the public offering price and on the same terms as the other purchasers in this offering. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering. See “Underwriting” for more information.

The number of shares outstanding after this offering is based on 100,914,829 shares outstanding as of March 31, 2020, and excludes the following shares:

•      9,761,416 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2020, with a weighted-average exercise price of $4.45 per share;

•     15,815,052 shares of our common stock issuable upon exercise of options outstanding as of March 31, 2020, with a weighted-average exercise price of $2.76 per share; and

•     11,045,109 shares of our common stock reserved and available as of March 31, 2020 for future issuance under our 2011 Long-Term Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk and uncertainty. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Relating to Our Business

Our business has been and may continue to be adversely affected by the COVID-19 pandemic.

In March 2020, the World Health Organization characterized the outbreak of COVID-19 as a pandemic. Due to the evolving and highly uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 pandemic will adversely impact our business, results and financial condition. The impact will depend on many factors that are not known at this time. These include, among others, the extent of harm to public health, the continued disruption to operations, and the impact of the global business and economic environment on liquidity and the availability of capital.

As previously reported, we have experienced operational interruptions as a result of COVID-19, including the temporary suspension of operations in China due to a Chinese government mandated quarantine protocol, including mandatory business closures, social distancing measures, and various travel restrictions. Although our operations in China are beginning to normalize, there can be no assurance that such operations will continue to do so or that there will not be a renewed outbreak of COVID-19 or other significant contagious diseases in China or elsewhere. To the extent that such events occur, demand for our products may decline, and the Chinese government or other governments may impose additional restrictions resulting in further shutdowns, further work restrictions, and the disruption of our supply and distribution channels.

The COVID-19 pandemic has adversely affected, and may continue to adversely affect, the economies and financial markets of many countries, which may result in a period of regional, national, and global economic slowdown or regional, national, or global recessions that could affect our ability to continue to commercialize and expand distribution of EVOMELA (Melphalan For Injection) or other drugs in our existing product pipeline. The effectiveness of our sales teams may be negatively impacted by the lack of travel and their reduced ability to engage with decision-makers. In the first quarter 2020, during which the peak of the pandemic occurred in China, we experienced some disruptions to our EVOMELA marketing and sales activities due to travel restrictions and the prioritization of hospitals and physicians to attend to COVID-19 patients. In addition, economic and other uncertainties may adversely affect other parties’ willingness to negotiate and execute product licenses and thus hamper our ability to in-license clinical-stage and late-stage drug candidates in China or elsewhere.

We currently rely on a single source for our supply of EVOMELA. Due to COVID-19 we experienced a disruption to our supply chain for EVOMELA. That disruption, along with a recent change in the manufacturer of EVOMELA, contributed to a decrease in our revenue for the second quarter of 2020. If suppliers refuse or are unable to provide products for any reason (including the occurrence of an event like the COVID-19 pandemic that makes delivery impractical), we would be required to negotiate an agreement with a substitute supplier, which would likely interrupt further manufacturing of EVOMELA, cause delays or increase our costs.

Clinical trials, whether planned or ongoing, may be affected by the COVID-19 pandemic. Our partner, Juventas, experienced some delay in the start of the CNCT19 trials due to the COVID-19 pandemic. The COVID-19 pandemic has also impacted our targeted start time of our CID-103 trial due to the lock-down of many medical facilities in Europe. Study procedures (particularly any procedures that may be deemed non-essential), site initiation, participant recruitment and enrollment, participant dosing, shipment of our product candidates, distribution of clinical trial materials, study monitoring, site inspections and data analysis may be paused or delayed due to changes in hospital or research institution policies, federal, state or local regulations, prioritization of hospital and other medical resources toward COVID-19 efforts, or other reasons related to the pandemic. In addition, there could be a potential effect of COVID-19 on the operations of the health regulatory authorities, which could result in delays of reviews and approvals, including with respect to our product candidates. Any prolongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates.

We have limited revenue streams and we are uncertain whether additional funding will be available for our future capital needs and commitments. If we cannot raise additional funding, or access the capital markets, we may be unable to complete the development and commercialization of our products and product candidates.

We will require substantial funds in addition to our existing working capital to develop and commercialize our products and product candidates and to otherwise meet our business objectives. We have never generated sufficient revenue during any period since our inception to cover our expenses and have spent, and expect to continue to spend, substantial funds to continue our clinical development programs and commercialization of our products and product candidates. Any one of the following factors, among others, could cause us to require additional funds or otherwise cause our cash requirements in the future to increase materially:

•	progress of our clinical trials or correlative studies;
•	results of clinical trials;

•	changes in or terminations of our relationships with strategic partners;
•	changes in the focus, direction, or costs of our research and development programs;
•	competitive and technological advances;
•	establishment and expansion of marketing and sales capabilities;
•	manufacturing;
•	the regulatory approval process; or
•	product launch and distribution.

We may continue to seek additional capital through public or private financing or collaborative agreements in 2020 and beyond. Our operations require significant amounts of cash. We may be required to seek additional capital for the future growth and development of our business. We can give no assurance as to the availability of such additional capital or, if available, whether it would be on terms acceptable to us. If we are not successful in obtaining sufficient capital because we are unable to access the capital markets on favorable terms, it could reduce our research and development efforts and materially adversely affect our future growth, results of operations and financial results. There can be no assurance that we would be able to obtain any required financing on a timely basis or at all.

We do not control the clinical development of CNCT19 and rely exclusively on Juventas to plan and conduct clinical trials, seek regulatory approvals, and maintain CNCT19 regulatory applications.

Although we have worldwide rights to commercialize CNCT19 and participate in a joint steering committee with Juventas regarding the development and commercialization of CNCT19, Juventas controls all clinical development activities, including those relating to the design and timing of clinical trials and the strategies for seeking and maintaining regulatory approvals. Unless and until Juventas obtains marketing approval for CNCT19, we will not be able to successfully commercialize this product candidate. In addition, if Juventas were to suspend or cease clinical development of CNCT19, we do not have any recourse under the terms our commercial license to seek specific performance or damages for Juventas’ action or inaction.

Juventas’ interests may differ from those of our stockholders.

Juventas’ management and board of directors owe duties to Juventas’ investors to seek to maximize the value of such investors’ investments in Juventas and do not owe duties to our stockholders. If Juventas’ current or new investors object to the terms of our commercial license in order to increase value for its own shareholders, Juventas may attempt to renegotiate our commercial license or obtain other concessions from us. Although the ultimate outcome of any such negotiations, including our response or willingness to amend the terms of our agreement, are not yet known, such negotiations could delay the continued clinical development of CNCT19 and our ability to commercialize this product candidate and could adversely affect the value of the license to us as well as our investment in Juventas.

We are dependent on Juventas to secure sufficient funding for its operations so that it can conduct clinical trials and obtain marketing approval of CNCT19 before we can commercialize and distribute a product.

We expect Juventas’ expenses to increase in parallel with its ongoing activities, particularly as it initiates and expands clinical trials of, and seeks marketing approval for, CNCT19. Juventas has experienced cash shortages in the past and may do so again in the future. As a result of such shortages, Juventas may be forced to delay, reduce, or eliminate its clinical development of CNCT19, which would materially and adversely affect the value of our commercialization rights. In June 2020, through CASI Pharmaceuticals (Wuxi) Co., Ltd. (“CASI (Wuxi)”), we agreed to loan Juventas, on an unsecured basis, RMB 30,000,000 (approximately USD $4,300,000) to help Juventas continue its clinical activities. The loan is for a term of one year and bears interest at 20% per annum. There can be no assurances that the loan proceeds will be sufficient for Juventas to continue operations, that Juventas will be able to repay the loan at its maturity date, or that we would make additional funds available to Juventas. Juventas will need to raise additional funding for continuing operations which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force Juventas us to delay, limit or terminate its product development efforts or other operations.

Certain of our directors and officers may have business interests that may conflict with our interests and those of our stockholders.

Certain of our directors and officers have relationships with venture capital or similar funds that invest in life sciences companies that may compete with us. James Huang, a director, is the founding partner of Panacea Venture, a global venture fund focusing on investments in innovative and transformative early and growth stage healthcare and life science companies. Dr. Quan Zhou, another director, previously served as the president of IDG Technology Venture Investment Inc. and has been the managing member of IDG Technology Venture Investments, LP and its successor fund since 2000 and the director of various IDG-Accel China funds since 2005.

Our Chairman and CEO, Dr. Wei-Wu He, is the founder and General Partner of Emerging Technology Partners, LLC, a life sciences focused venture fund, and its related investing entities. Through funds affiliated with Emerging Technology Partners, Dr. He is a founder and significant shareholder of Juventas and currently serves as chairman of Juventas’ board of directors. Mr. Huang, through Panacea Venture, also is an investor in Juventas. In addition, we have an equity investment in Juventas.

Although we require that all transactions with Juventas must be approved by a committee of independent directors, our commercial license, loan to, and other transactions with Juventas could create conflicts of interests for Dr. He or Mr. Huang. Even though we are an investor in Juventas, Dr. He and Mr. Huang may have different business and personal interests than our other stockholders. In particular, Dr. He, as a founder of Juventas, has a direct interest in the financial success of Juventas that may encourage him to support strategies in furtherance of the financial success of Juventas that could potentially adversely impact us. To the extent we fail to appropriately deal with any such conflicts of interests, it could negatively impact our reputation and ability to raise additional funds and the willingness of counterparties to do business with us, all of which could have an adverse effect on our business, financial condition, results of operations, and cash flows.

Patent protection for our anti-CD19 T-cell therapy product candidate may not be available and may be subject to infringement claims in China and other countries.

Although we have entered into an exclusive, worldwide commercial license with Juventas for an autologous anti-CD19 T-cell therapy product candidate, Juventas retains ownership of, and all other rights to, the intellectual property rights associated with this product candidate. As a result, we are dependent on Juventas to ensure that its proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Juventas has two unpublished patent applications pending in China related to CNCT19, but to date no patents have issued. Accordingly, even if Juventas is successful in obtaining marketing approval for CNCT19, and we begin commercializing an anti-CD19 T-cell therapy in China, Juventas may be unable to obtain intellectual property rights in China or in other countries, including the U.S. As a result, we may be unable to prevent other companies from competing with us or alleging infringement by competitors. If Juventas fails to prosecute, maintain and enforce any patents and patent applications in a manner consistent with the best interests of our business, our ability to commercialize CNCT19 may be adversely affected.

Third parties may initiate legal proceedings alleging that Juventas is infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could significantly harm Juventas’, and in turn, our business.

Juventas’ CNCT19 has two unpublished patent applications pending in China. Our commercial success depends, in part, on the ability of Juventas to develop and manufacture its CAR-T cell technology without infringing, misappropriating or otherwise violating the intellectual property and other proprietary rights of third parties. Numerous third-party U.S. and non-U.S. issued patents exist in the area of biotechnology, including relating to the modification of T cells and the production of CAR-T cells.

Third parties may allege that CNCT19 infringes certain of these patents. While we believe that Juventas would have valid defenses against any assertion of such patents against it, such defenses may be unsuccessful. If any CNCT19 is found to infringe any of these patents, Juventas could be required to obtain a license from the respective patent owners, or, if applicable, their licensees, to continue developing CNCT19 and for us to commercialize such product in the future. However, Juventas may not be able to obtain any required license on commercially reasonable terms or at all. Even if it were able to obtain a license, it could be non-exclusive, thereby giving the licensor and other third parties the right to use the same technologies, and it could require substantial licensing, royalty and other payments. Juventas also could be forced, including by court order, to permanently cease development, manufacturing, marketing and commercializing CNCT19. In addition, it could be found liable for significant monetary damages, including treble damages and attorneys’ fees.

The design and manufacture of a manufacturing facility by CASI (Wuxi) may be delayed.

Together with our partner, Wuxi Jintou Huicun Investment Enterprise, a limited partnership organized under Chinese law, we established CASI (Wuxi), to build and operate a manufacturing facility in the Wuxi Huishan Economic Development Zone in Jiangsu Province, China. Under the terms of our agreement, we have agreed to invest approximately $80 million in CASI (Wuxi). As of March 31, 2020, we have invested $21 million in cash and transferred selected ANDAs valued at $30 million to CASI (Wuxi). We are required to invest an additional $29 million in cash before November 2021. We have an 80% interest in CASI (Wuxi) and our partner has a 20% interest.

In November 2019, CASI (Wuxi) entered into a lease agreement for the right to use state-owned land in China for the construction of a manufacturing facility. Pursuant to this agreement, CASI (Wuxi) has committed to invest in land use rights and property, plant and equipment of RMB1 billion (equivalent to approximately US $143 million) within three years from the date of establishment of CASI (Wuxi). The lease agreement also specifies dates by which certain milestones must be met, including a construction start date in August 2020 (subject to a possible one-year extension).

CASI (Wuxi) is currently in the design and engineering phase for the manufacturing facility and is assessing the construction plans and timeline. CASI (Wuxi) is currently discussing a plan for the pre-construction work (e.g., installation of piping) and in parallel discussing the extension of the official construction phase. Even if CASI (Wuxi) receives a one-year or further extension under the lease agreement, it can take years to build and establish a new manufacturing facility. Once built, the new facility might fail validation or not meet regulatory standards for a commercial manufacturing facility. In addition, the facility may not obtain or retain the requisite legal permits to manufacture in China, and costs or operational limitations may be imposed in connection with obtaining and complying with such permits. Accordingly, there can be no assurance that CASI (Wuxi) will meet the expenditure requirements and other deadlines set forth in the lease agreement.

The success of CASI (Wuxi) also relies on our ability to make additional payments in the future, which is uncertain. Our plan may require us to obtain additional debt or equity financing, resulting in additional debt obligations, increased interest expense or dilution of equity ownership.

The timing of the development and investment plans for a manufacturing facility are subject to further discussions with the government. We may seek to renegotiate the terms of our investment in CASI (Wuxi), as well as the terms of the various agreements to which CASI (Wuxi) is a party. There can be no assurance that we will be able to obtain more favorable terms. If CASI (Wuxi) is unable to complete construction of a manufacturing facility or we are unable to contribute additional capital, we may lose the capital that we have invested in CASI (Wuxi).

Proceedings instituted by the SEC against certain China-based accounting firms, including our independent registered public accounting firm, could result in our having to engage a new independent registered public accounting firm, which could result in delays in preparation of our financial statements and additional expense to us.

In late 2012, the SEC commenced administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese member firms of the “big four” accounting firms, including our independent registered public accounting firm. The Rule 102(e) proceedings initiated by the SEC relate to the failure of these firms to produce certain documents, including audit work papers, in response to a request from the SEC pursuant to Section 106 of the Sarbanes-Oxley Act of 2002. Such auditors located in China claim they are not in a position lawfully to produce the documents directly to the SEC because of restrictions under Chinese law and specific directives issued by the China Securities Regulatory Commission (“CSRC”). The issues raised by the proceedings are not specific to our auditor or to us, but potentially affect equally all PCAOB-registered audit firms based in China and all businesses based in China (or with substantial operations in China) with securities listed in the U.S. In addition, auditors based outside of China are subject to similar restrictions under Chinese law and CSRC directives in respect of audit work that is carried out in China which supports the audit opinions issued on financial statements of entities with substantial China operations.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations outside United States, especially in China. On April 21, 2020, the SEC and the PCAOB issued another joint statement highlighting the significant disclosure, financial reporting and other risks associated with emerging market investments, including the PCAOB’s continued inability to inspect audit work papers in China. These joint statements may reflect a heightened interest in this issue; however, it remains unclear what further actions the SEC and the PCAOB might take and its impact on us as a U.S. company with significant operations in China.

In addition, from time to time, lawmakers have introduced bills in both houses of the U.S. Congress seeking to address the concerns of the SEC and the PCAOB. Most recently, on May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, which in effect would prohibit securities of any issuer from being listed on any of the U.S. securities exchanges or traded “over-the-counter” if the issuer’s financial statements have, for a period of three years, been audited by an accounting firm branch or office that is not subject to PCAOB inspection. If any of such legislations or other efforts to increase U.S. regulatory access to audit information are enacted, we would need to engage a new independent registered public accounting firm that is subject to PCAOB inspection. There is uncertainty as to whether and when these bills or legislations will be enacted in the proposed form, or at all.

If our independent registered public accounting firm were denied, even temporarily, the ability to practice before the SEC, and we need to find another independent registered public accounting firm to audit and issue an opinion on our financial statements, the issuance of our financial statements could be delayed and we would incur additional expense as a result of such new engagement. Moreover, any negative news about the proceedings against these audit firms may adversely affect investor confidence in companies with substantial China-based operations listed on securities exchanges in the U.S. All of these factors could materially and adversely affect the market price of our common stock and our ability to access the capital markets.

Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the basis of de facto management bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. Although we believe that none of our entities outside of China should be considered a PRC resident enterprise for PRC tax purposes. the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Risks Related to our Common Stock and the Offering

Our stock price is volatile.

The volatile price of our stock makes it difficult for investors to predict the value of their investments, to sell shares at a profit at any given time, or to plan purchases and sales in advance. Our common stock price has fluctuated from year-to-year and quarter-to-quarter and will likely continue to be volatile. Between January 1, 2019 and June 30, 2020, our stock price ranged from $1.44 to $4.15.  The trading prices for our common stock and those of other biopharmaceutical companies have been highly volatile due to the COVID-19 pandemic, especially as a result of investor concerns and uncertainty related to the impact of the outbreak on the economics of countries worldwide. These broad market and industry fluctuations, as well as general economic, political and market conditions, may negatively impact the market price of shares of our common stock.

We expect that the trading price of our common stock is likely to be highly volatile in response to a variety of factors that are beyond our control. We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance. The valuations of many biotechnology companies without consistent product revenues and earnings are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios. These trading prices and valuations may not be sustained. In the future, our operating results in a particular period may not meet the expectations of any securities analysts whose attention we may attract, or those of our investors, which may result in a decline in the market price of our common stock. Any negative change in the public’s perception of the prospects of biotechnology companies could depress our stock price regardless of our results of operations. These factors may materially and adversely affect the market price of our common stock.

Our largest holders of common stock may have different interests than our other stockholders.

A small number of our stockholders hold a significant amount of our outstanding common stock. These stockholders may have interests that are different from the interests of our other stockholders. We cannot assure that our largest stockholders will not seek to influence our business in a manner that is contrary to our goals or strategies or the interests of our other stockholders. In addition, the significant concentration of ownership in our common stock may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with significant stockholders. Our largest stockholders, if they acted together, could significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Our largest stockholders together may be able to determine all matters requiring stockholder approval.

 Investors in this offering will experience immediate and substantial dilution.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. The future exercise of outstanding options and warrants will result in further dilution of your investment. See “Dilution.”

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which include, but are not limited to advancing our product portfolio, acquiring the rights to new product candidates and general and administrative expenses. However, our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material and adverse effect on our business, cause the price of our common stock to decline or delay the development of our product candidates.

Investors may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to our stockholders.

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology, but these terms are not the exclusive means of identifying such statements. These forward-looking statements include, among others, statements regarding the timing of our clinical trials, our cash position and future expenses, and our future revenues.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on The Nasdaq Capital Market; the volatility in the market price of our common stock; the outbreak of the COVID-19 pandemic and its effects on global markets and supply chains; the risk of substantial dilution of existing stockholders in future stock issuances; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; risks related to our dependence on Juventas to control the clinical development of CNCT19; risks related to our dependence on Juventas to control the patent protection and prosecution for CNCT19; risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); risks relating to interests of our largest stockholders and our Chairman and CEO that differ from our other stockholders; and risks related to the development of a new manufacturing facility by CASI (Wuxi). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the SEC, including, but not limited to, our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, which are available at www.sec.gov.

You are encouraged to review the Risk Factors included in this prospectus supplement and under the heading “Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 and our other filings with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $       million (or approximately $       million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to advancing our product portfolio, acquiring the rights to new product candidates and general and administrative expenses.

We have not determined the amount of net proceeds to be used specifically for such purposes. Accordingly, we will retain broad discretion over the use of these proceeds. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of March 31, 2020 was approximately $54.1 million, or approximately $0.54 per share. Net tangible book value per share represents the amount of our total assets of approximately $99.5 million less our net intangible assets of approximately $16.3 million, less our total liabilities of approximately $8.2 million and redeemable noncontrolling interest of approximately $20.9 million, divided by the 100,914,829 shares of our common stock outstanding as of March 31, 2020. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of                 shares of our common stock at a public offering price of $ per share and after deducting estimated commissions and estimated aggregate offering expenses payable by us of approximately $       million, our as-adjusted net tangible book value as of March 31, 2020 would have been approximately $          million or approximately $        per share. This represents an immediate increase in net tangible book value of approximately $        per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $         per share to new purchasers of our common stock in this offering, as illustrated by the following table:

Public offering price per share			$
Net tangible book value per share as of March 31, 2020		$0.54
Increase per share attributable to this offering	$
As-adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering			$
Dilution per share to new investors participating in this offering			$

If the underwriters exercise the option to purchase additional shares granted by us in full, the as adjusted net tangible book value as of March 31, 2020 will increase to approximately $ million, or $ per share, representing an increase to existing stockholders of approximately $ per share, and there will be an immediate dilution of approximately $ per share to new investors.

The table above is based on 100,914,829 shares of our common stock outstanding as of March 31, 2020, and excludes the following shares:

•	9,761,416 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2020, with a weighted-average exercise price of $4.45 per share;

•	15,815,052 shares of our common stock issuable upon exercise of options outstanding as of March 31, 2020, with a weighted-average exercise price of $2.76 per share; and

•	11,045,109 shares of our common stock reserved and available as of March 31, 2020 for future issuance under our 2011 Long-Term Incentive Plan.

To the extent that after March 31, 2020 any outstanding options or warrants were or are exercised, new equity awards were or are issued under our equity incentive plan, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on July     , 2020. Oppenheimer & Co. Inc. is acting as the representative of the several underwriters. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of common stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Oppenheimer & Co. Inc.
Brookline Capital Markets, a division of Arcadia Securities, LLC
Total

The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus supplement (other than those covered by the option to purchase additional shares of common stock described below), if any are purchased. The shares of common stock offered hereby are expected to be ready for delivery on or about July      , 2020 against payment in immediately available funds.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and at a price less a concession not in excess of $       per share to brokers and dealers. After the shares of common stock are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering, before expenses.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1) We have agreed to pay the underwriters a commission of (A) 3% of gross proceeds raised in the offering from certain existing stockholders and third parties and (B) 6% of the gross proceeds raised in the offering from all other investors.

Certain insiders, including our Chief Executive Officer, may purchase shares in this offering at the public offering price and on the same terms as the other purchasers in this offering. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $ , which includes the fees and expenses for which we have agreed to reimburse the underwriters, provided that any such fees and expenses in excess of an aggregate of $100,000 will be subject to our prior written approval (which shall not be unreasonably withheld).

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to additional shares of our common stock at the public offering price, less underwriting discounts and commissions. If the underwriters exercise all or part of this option, they will purchase shares of our common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less applicable underwriting discounts and commissions. If this option is exercised in full, the total price to the public will be $ , and the total proceeds to us, before expenses, will be $ . If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s amount reflected in the above table.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions: The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of common stock, so long as stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions: The underwriters may sell more shares of common stock in connection with this offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of common stock, if applicable. The underwriters may close out any covered short position either by exercising their over-allotment option, if applicable, or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option, if applicable. Naked short sales are short sales in excess of the over-allotment option, if applicable. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares of common stock that could adversely affect investors who purchase shares of common stock in this offering.

•	Penalty bids: If the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.

•	Passive market making: Market makers in the shares of common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our shares of common stock may have the effect of raising or maintaining the market price of our shares of common stock or preventing or mitigating a decline in the market price of our shares of common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares of common stock if it discourages resales of the shares.

We have agreed to indemnify the underwriters and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the underwriters may be required to make in respect of such liabilities.

Lock-Up Agreements

We, and certain of our executive officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of Oppenheimer & Co. Inc.

•	offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any common stock or any securities convertible into or exercisable or exchangeable for common stock;

•	enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequences of ownership of common stock or any securities convertible into or exercisable or exchangeable for common stock regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	publicly announce any intention to do any of the foregoing.

This restriction, as it pertains to our directors and officers, terminates after the 90th day after the date of this prospectus supplement. Oppenheimer & Co. Inc. may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, as applicable, release us and/or our officers and directors from all or any portion of these lock-up restrictions.

Electronic Delivery of Preliminary Prospectus

A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Notice to Non-U.S. Investors

European Economic Area

In relation to each Member State of the European Economic Area, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Regulation, except that an offer of such securities may be made to the public in that Member State:

a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

b)	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Regulation in that Member State and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Regulation) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the “Order”, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person”.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Canada

The common stock may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Germany

Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Hong Kong

The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

a)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

b)	where no consideration is or will be given for the transfer; or

c)	where the transfer is by operation of law.

Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones.

The common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus supplement has not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Reglement Général of the Autorité des marchés financiers, or the AMF, and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. Neither this prospectus supplement nor any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

a)	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

b)	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

c)	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or from the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

d)	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

e)	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

f)	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

g)	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

h)	a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

i)	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

j)	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CASI.”

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Arnold & Porter Kaye Scholer LLP, Washington, D.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, NY, is counsel to the underwriters in connection with this offering

EXPERTS

The consolidated financial statements of CASI Pharmaceuticals, Inc. as of and for the years ended December 31, 2019 and 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www.casipharmaceuticals.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020.

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020.

•	The portions of the Company’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Stockholder’s Meeting that are deemed “filed” with the SEC on April 22, 2020.

•	The Company’s Current Reports on Form 8-K, filed on February 20, 2020, March 6, 2020 and June 17, 2020.

•	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on May 14, 1996, including any amendment or report filed for the purpose of updating such description.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our website at http://www.casipharmaceuticals.com or by requesting them in writing, by email or by telephone at the following address:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, Maryland 20850

(240) 864-2600

ir@casipharmaceuticals.com

PROSPECTUS

CASI PHARMACEUTICALS, INC.

$100,000,000

Common Stock

Warrants to Purchase Common Stock

Units

We may offer and sell from time to time shares of common stock or warrants to purchase shares of common stock either individually or in units. We may also offer common stock upon exercise of warrants. We may sell any combination of the above described securities, either individually or in units, in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We refer to the shares of common stock, warrants to purchase shares of common stock and units collectively as the “securities.”

This prospectus provides you with a general description of the securities that we may offer. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add information or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference and described under the heading “Where You Can Find More Information” before you make your investment decision.

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2017

About This Prospectus

This prospectus is part of a “shelf” registration statement we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may offer to sell any one or more or a combination of the securities described in this prospectus from time to time for an aggregate offering price of up to $100,000,000.

You should rely only on the information contained in or specifically incorporated by reference into this prospectus or a prospectus supplement. No dealer, sales person, agent or other individual has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

1

Special Note Regarding Forward-Looking Statements

This prospectus contains and incorporates certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology. These forward-looking statements include, among others, statements regarding the timing of our clinical trials, our cash position and future expenses, and our future revenues.

Our forward-looking statements are based on information available to us today, and we will not update these statements.

Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; risks relating to interests of our largest stockholders that differ from our other stockholders; the risk of substantial dilution of existing stockholders in future stock issuances; the difficulty of executing our business strategy in China; our inability to predict when or if our product candidates will be approved for marketing by the China Food and Drug Administration authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, or the SEC, which are available at www.sec.gov.

2

About CASI Pharmaceuticals, Inc.

We are a U.S. based, late-stage biopharmaceutical company focused on the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market, with a focus on commercialization in China. We intend to execute our plan to become a leading fully-integrated pharmaceutical company with a substantial commercial business in China. We are headquartered in Rockville, Maryland with established China operations that are growing as we continue to further in-license products for our pipeline.

Our product pipeline features (1) EVOMELA®, MARQIBO® and ZEVALIN®, all U.S. Food and Drug Administration (FDA) approved drugs in-licensed from Spectrum Pharmaceuticals, Inc. for China regional rights, and currently in various stages in the regulatory and clinical process for market approval in China, (2) CASI-001 and CASI-002, proprietary preclinical candidates in immune-oncology, and (3) our proprietary drug candidate, ENMD-2076, ongoing in one Phase 2 clinical study.

Our China rights to EVOMELA® (melphalan) for Injection, MARQIBO® (vinCRIStine sulfate LIPOSOME injection) and ZEVALIN® (ibritumomab tiuxetan) were previously licensed from its our partner Spectrum Pharmaceuticals, Inc. Based on the U.S. FDA’s approval of these three licensed products, we are pursuing the Import Drug registration path for approval in China.

We believe our pipeline reflects a risk-balanced approach between products in various stages of development, and between products that we develop ourselves and those that we develop with our partners for the China regional market. We intend to continue building a significant product pipeline of innovative drug candidates that we will commercialize in China and collaborate with partners for the rest of the world. For in-licensed products, the Company uses a market-oriented approach to identify pharmaceutical candidates that we believe have the potential for gaining widespread market acceptance, either globally or in China, and for which development can be accelerated under the Company’s drug development strategy. For ENMD-2076, our current development is focused on niche and orphan indications.

Our primary research and development focus is on oncology therapeutics. Our strategy is to develop innovative drugs that are potential first-in-class or market-leading compounds for treatment of cancer. The implementation of our plans will include leveraging our resources in both the United States and China. In order to capitalize on the drug development and capital resources available in China, the Company is conducting business in China through its wholly-owned China-based subsidiary that will execute the China portion of the Company’s drug development strategy, including conducting clinical trials in China, pursuing local funding opportunities and strategic collaborations, and implementing the Company’s plan to build a leading commercial business in China.

Our principal offices are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, and our telephone number is (240) 864-2600. Additional information concerning us can be found in our periodic filings with the SEC, which are available on our website at http://www.casipharmaceuticals.com and on the SEC’s website at www.sec.gov. The information on our website is not deemed to be part of this prospectus.

3

Risk Factors

An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934. For more information, see the section entitled “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent that a particular offering implicates additional significant risks, we will include a discussion of those risks in the applicable prospectus supplement.

4

Use of Proceeds

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including support for our continuing research and development, commercialization activities, business development activities, and, if opportunities arise, acquisitions of businesses, products, technologies or licenses that are complementary to our business, although we have no current definitive plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

5

Plan of Distribution

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	directly to investors or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; and

•	through a combination of any such methods of sale.

Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at a fixed price or prices, which may be changed; market prices prevailing at the time of sale; prices related to the prevailing market prices; or negotiated prices.

The prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any underwriters, dealers or agents;

•	identify any managing underwriter or underwriters;

•	provide purchase price of the securities;

•	provide the net proceeds from the sale of the securities;

•	describe any delayed delivery arrangements;

•	describe any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	describe any initial public offering price;

•	describe any discounts or concessions allowed or reallowed or paid to dealers; and

•	describe any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

6

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the The Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

To the extent permitted by and in accordance with Regulation M under the Exchange Act in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

7

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information; Offering Limitations

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

8

Dilution

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

9

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in a prospectus supplement, the terms of the securities may revise, amend, modify or supersede the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed or quoted.

We may sell from time to time, in one or more offerings, one or more of the following securities:

•	common stock

•	warrants to purchase common stock; and

•	units, comprised of shares of common stock and/or warrants to purchase shares of common stock.

These securities may be offered and sold from time to time for an aggregate offering price not to exceed $100,000,000.

10

Description of Common Stock

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, each as amended to date, copies of which are on file with the SEC as exhibits to previous SEC filings. Please see “Where You Can Find More Information” below for directions on obtaining these documents.

As of September 30, 2017, we had 170,000,000 shares of common stock authorized, of which 60,196,574 shares were outstanding. All of our outstanding common shares are fully paid and non-assessable. Any additional common shares that we issue will be fully paid and non-assessable.

General

Holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, out of funds that we may legally use to pay dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities.

Since our initial public offering in 1996, we have not paid cash dividends on our common stock. We currently anticipate that any earnings will be retained for the continued development of our business and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Nasdaq Capital Market

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “CASI.”

11

Description of Warrants

We may issue warrants to purchase shares of common stock. The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and the currency in which the price for the warrants may be paid;

•	the designation, terms and number of shares of common stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	provisions for changes to or adjustments in the exercise price of the warrants;

•	the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain material U.S. federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

12

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of shares of our common stock and warrants to purchase common stock or any combination thereof.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement.  We may issue the units under a unit agreement between us and one or more unit agents.  If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units.  We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and warrants to purchase our common stock.

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Certain Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our certificate of incorporation and bylaws, copies of which are on file with the SEC.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and employees, owns or, within three years prior, did own 15% or more of the corporation’s voting stock.

Staggered Board of Directors

 Our board of directors is divided into three classes, the members of each of which will serve for a staggered three-year term. Our shareholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our board of directors than if our board was not staggered.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by the chairman of the board after the receipt of a written request of a majority of our board of directors.

Voting Rights

Each of our outstanding common shares as of the applicable record date is entitled to one vote in each matter submitted to a vote at a meeting of stockholders and, in all elections for directors, every stockholder has the right to vote the number of shares owned by it for as many persons as there are directors to be elected, provided directors are elected according to our articles of incorporation and by-laws. Our stockholders may vote either in person or by proxy.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Amendment of Bylaws

Any amendment of our bylaws by our stockholders requires approval at a meeting at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting. Our bylaws may also be amended, changed, added to or repealed by our board of directors without the assent or vote of our stockholders.

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Legal Matters

The validity of the shares of common stock offered hereby has been passed upon for us by Arnold & Porter Kaye Scholer LLP, Washington, D.C.

Experts

CohnReznick LLP (“CohnReznick”), independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements as of December 31, 2016 are incorporated by reference in reliance on CohnReznick’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www.casipharmaceuticals.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

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Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017.

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 3017, filed with the SEC on May 15, 2017, August 14, 2017 and November 14, 2017, respectively.

3.	The Company’s Definitive Proxy Statement on Schedule 14A for its 2015 Annual Stockholder’s Meeting, filed with the SEC on April 14, 2017.

4.	The Company’s Current Reports on Form 8-K, filed on March 31, 2017, May 15, 2017, June 9, 2017, August 14, 2017, September 7, 2017, October 19, 2017, November 14, 2017 and December 8, 2017.

5.	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on May 14, 1996, including any amendment or report filed for the purpose of updating such description.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our website at http://www.casipharmaceuticals.com or by requesting them in writing, by email or by telephone at the following address:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, Maryland 20850

(240) 864-2600

ir@casipharmaceuticals.com

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Shares of Common Stock

 PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Oppenheimer & Co.

Co-Manager

Brookline Capital Markets,

a division of

Arcadia Securities, LLC

July       , 2020